CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$8,000,000	$570.40

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
June 25, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: June 30, 2010

•	Initial valuation date: June 25, 2010

•	Final valuation date: September 27, 2010

•	Maturity date: September 30, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 1.15%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	$13.83	PS-8	AKS	$500,000	15.00%	70.0%	98.625%	$493,125	1.375%	$6,875	E-5499	06740LYA7/ US06740LYA78
Bucyrus International, Inc.	$53.27	PS-10	BUCY	$250,000	14.00%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5500	06740LYB5/ US06740LYB51
Cliffs Natural Resources Inc.	$56.37	PS-12	CLF	$250,000	16.20%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5502	06740LYD1/ US06740LYD18
DryShips Inc.	$3.93	PS-14	DRYS	$250,000	12.00%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5503	06740LYE9/ US06740LYE90
Corning Incorporated	$17.33	PS-16	GLW	$500,000	7.20%	85.0%	98.625%	$493,125	1.375%	$6,875	E-5505	06740LYG4/ US06740LYG49
Halliburton Company	$26.34	PS-18	HAL	$500,000	11.00%	70.0%	98.625%	$493,125	1.375%	$6,875	E-5506	06740LYH2/ US06740LYH22
International Paper Co.	$24.59	PS-20	IP	$500,000	9.40%	75.0%	98.625%	$493,125	1.375%	$6,875	E-5507	06740LYJ8/ US06740LYJ87
Invesco Ltd.	$18.48	PS-22	IVZ	$250,000	10.50%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5508	06740LYK5/ US06740LYK50
Lincoln National Corp.	$27.07	PS-24	LNC	$250,000	9.00%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5510	06740LYM1/ US06740LYM17
MetLife, Inc.	$41.01	PS-26	MET	$250,000	8.00%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5511	06740LYN9/ US06740LYN99
NCR Corporation	$12.96	PS-28	NCR	$250,000	7.70%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5512	06740LYP4/ US06740LYP48
NVIDIA Corporation	$11.08	PS-30	NVDA	$250,000	9.50%	80.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5514	06740LYR0/ US06740LYR04
News Corporation (Class A)	$12.56	PS-32	NWSA	$250,000	9.00%	80.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5515	06740LYS8/ US06740LYS86
Prudential Financial, Inc.	$57.55	PS-34	PRU	$250,000	9.00%	80.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5516	06740LYT6/ US06740LYT69
Saks Incorporated	$8.23	PS-36	SKS	$250,000	8.50%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5518	06740LYV1/ US06740LYV16
Schlumberger N.V. (Schlumberger Limited)	$58.22	PS-38	SLB	$250,000	7.10%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5519	06740LYW9/ US06740LYW98
Simon Property Group, Inc.	$86.52	PS-40	SPG	$250,000	9.80%	85.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5520	06740LYX7/ US06740LYX71
SunPower Corporation (Class A)	$13.28	PS-42	SPWRA	$250,000	10.80%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5521	06740LYY5/ US06740LYY54
T. Rowe Price Group	$47.57	PS-44	TROW	$250,000	7.50%	80.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5524	06740LZ32/ US06740LZ322
Tupperware Brands Corporation	$40.09	PS-46	TUP	$250,000	8.80%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5525	06740LZ40/ US06740LZ405
Textron Inc.	$19.31	PS-48	TXT	$250,000	10.30%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5526	06740LZ57/ US06740LZ579
USG Corporation	$14.07	PS-50	USG	$250,000	16.25%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5527	06740LZ65/ US06740LZ652
Walter Energy, Inc.	$70.86	PS-52	WLT	$250,000	14.00%	70.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5528	06740LZ73/ US06740LZ736
Williams-Sonoma, Inc.	$25.09	PS-54	WSM	$250,000	11.60%	75.0%	98.625%	$246,562.50	1.375%	$3,437.50	E-5529	06740LZ81/ US06740LZ819
Zions Bancorporation	$23.82	PS-56	ZION	$1,000,000	13.40%	70.0%	98.625%	$986,250	1.375%	$13,750	E-5531	06740LZA6/ US06740LZA69

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.375% of the principal amount of the notes, or $13.75 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other

“specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

As of December 31, 2009, the Company’s operations included approximately 6,500 employees.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
March 31, 2010	$26.75	$19.22	$22.86
June 25, 2010*	$25.12	$12.48	$13.83

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $13.83

Protection level: 70.00%

Protection price: $9.68

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.306580

Coupon: 15.00% per annum

Maturity: September 30, 2010

Dividend yield: 1.49% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.75%		100.37%
+ 90%	3.75%		90.37%
+ 80%	3.75%		80.37%
+ 70%	3.75%		70.37%
+ 60%	3.75%		60.37%
+ 50%	3.75%		50.37%
+ 40%	3.75%		40.37%
+ 30%	3.75%		30.37%
+ 20%	3.75%		20.37%
+ 10%	3.75%		10.37%
+ 5%	3.75%		5.37%

0%	3.75%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-4.63%
- 10%	3.75%	-6.25%	-9.63%
- 20%	3.75%	-16.25%	-19.63%
- 30%	3.75%	-26.25%	-29.63%
- 40%	N/A	-36.25%	-39.63%
- 50%	N/A	-46.25%	-49.63%
- 60%	N/A	-56.25%	-59.63%
- 70%	N/A	-66.25%	-69.63%
- 80%	N/A	-76.25%	-79.63%
- 90%	N/A	-86.25%	-89.63%
- 100%	N/A	-96.25%	-99.63%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
June 25, 2010*	$74.16	$45.05	$53.27

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $53.27

Protection level: 70.00%

Protection price: $37.29

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.772292

Coupon: 14.00% per annum

Maturity: September 30, 2010

Dividend yield: 0.19% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.50%		100.05%
+ 90%	3.50%		90.05%
+ 80%	3.50%		80.05%
+ 70%	3.50%		70.05%
+ 60%	3.50%		60.05%
+ 50%	3.50%		50.05%
+ 40%	3.50%		40.05%
+ 30%	3.50%		30.05%
+ 20%	3.50%		20.05%
+ 10%	3.50%		10.05%
+ 5%	3.50%		5.05%

0%	3.50%		0.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-4.95%
- 10%	3.50%	-6.50%	-9.95%
- 20%	3.50%	-16.50%	-19.95%
- 30%	3.50%	-26.50%	-29.95%
- 40%	N/A	-36.50%	-39.95%
- 50%	N/A	-46.50%	-49.95%
- 60%	N/A	-56.50%	-59.95%
- 70%	N/A	-66.50%	-69.95%
- 80%	N/A	-76.50%	-79.95%
- 90%	N/A	-86.50%	-89.95%
- 100%	N/A	-96.50%	-99.95%

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2009, the Company produced a total of 19.6 million tons of iron ore pellets, including 17.1 million tons for the Company’s account and 2.5 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
March 31, 2010	$73.95	$39.14	$70.95
June 25, 2010*	$76.14	$46.65	$56.37

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $56.37

Protection level: 70.00%

Protection price: $39.46

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.739933

Coupon: 16.20% per annum

Maturity: September 30, 2010

Dividend yield: 0.64% per annum

Coupon amount per monthly: $13.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.05%		100.16%
+ 90%	4.05%		90.16%
+ 80%	4.05%		80.16%
+ 70%	4.05%		70.16%
+ 60%	4.05%		60.16%
+ 50%	4.05%		50.16%
+ 40%	4.05%		40.16%
+ 30%	4.05%		30.16%
+ 20%	4.05%		20.16%
+ 10%	4.05%		10.16%
+ 5%	4.05%		5.16%

0%	4.05%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.05%	-0.95%	-4.84%
- 10%	4.05%	-5.95%	-9.84%
- 20%	4.05%	-15.95%	-19.84%
- 30%	4.05%	-25.95%	-29.84%
- 40%	N/A	-35.95%	-39.84%
- 50%	N/A	-45.95%	-49.84%
- 60%	N/A	-55.95%	-59.84%
- 70%	N/A	-65.95%	-69.84%
- 80%	N/A	-75.95%	-79.84%
- 90%	N/A	-85.95%	-89.84%
- 100%	N/A	-95.95%	-99.84%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty drybulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
March 31, 2010	$6.95	$5.07	$5.84
June 25, 2010*	$6.82	$3.82	$3.93

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $3.93

Protection level: 75.00%

Protection price: $2.95

Physical delivery amount: 254 ($1,000/Initial price)

Fractional shares: 0.452926

Coupon: 12.00% per annum

Maturity: September 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.00%
+ 90%	3.00%		90.00%
+ 80%	3.00%		80.00%
+ 70%	3.00%		70.00%
+ 60%	3.00%		60.00%
+ 50%	3.00%		50.00%
+ 40%	3.00%		40.00%
+ 30%	3.00%		30.00%
+ 20%	3.00%		20.00%
+ 10%	3.00%		10.00%
+ 5%	3.00%		5.00%

0%	3.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-5.00%
- 10%	3.00%	-7.00%	-10.00%
- 20%	3.00%	-17.00%	-20.00%
- 30%	N/A	-27.00%	-30.00%
- 40%	N/A	-37.00%	-40.00%
- 50%	N/A	-47.00%	-50.00%
- 60%	N/A	-57.00%	-60.00%
- 70%	N/A	-67.00%	-70.00%
- 80%	N/A	-77.00%	-80.00%
- 90%	N/A	-87.00%	-90.00%
- 100%	N/A	-97.00%	-100.00%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in five reportable business segments: Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences. As of December 31, 2009, the Company manufactures and processes products at more than 60 plants in 13 countries. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. The Display Technologies segment represented 45%, the Telecommunications segment represented 31%, the Environmental Technologies segment represented 11%, the Specialty Materials segment represented approximately 6% and the Life Sciences segment represented 7% of the Company’s sales for 2009.

The linked share’s SEC file number is 01-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 31, 2009	$14.44	$8.97	$13.27
June 30, 2009	$16.54	$13.20	$16.06
September 30, 2009	$17.13	$13.98	$15.31
December 31, 2009	$19.54	$14.14	$19.31
March 31, 2010	$20.84	$16.75	$20.21
June 25, 2010*	$21.10	$15.51	$17.33

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $17.33

Protection level: 85.00%

Protection price: $14.73

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.703405

Coupon: 7.20% per annum

Maturity: September 30, 2010

Dividend yield: 1.16% per annum

Coupon amount per monthly: $6.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	1.80%		100.29%
+ 90%	1.80%		90.29%
+ 80%	1.80%		80.29%
+ 70%	1.80%		70.29%
+ 60%	1.80%		60.29%
+ 50%	1.80%		50.29%
+ 40%	1.80%		40.29%
+ 30%	1.80%		30.29%
+ 20%	1.80%		20.29%
+ 10%	1.80%		10.29%
+ 5%	1.80%		5.29%

0%	1.80%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	1.80%	-3.20%	-4.71%
- 10%	1.80%	-8.20%	-9.71%
- 20%	N/A	-18.20%	-19.71%
- 30%	N/A	-28.20%	-29.71%
- 40%	N/A	-38.20%	-39.71%
- 50%	N/A	-48.20%	-49.71%
- 60%	N/A	-58.20%	-59.71%
- 70%	N/A	-68.20%	-69.71%
- 80%	N/A	-78.20%	-79.71%
- 90%	N/A	-88.20%	-89.71%
- 100%	N/A	-98.20%	-99.71%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 25, 2010*	$35.22	$21.10	$26.34

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $26.34

Protection level: 70.00%

Protection price: $18.44

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.965072

Coupon: 11.00% per annum

Maturity: September 30, 2010

Dividend yield: 1.37% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.34%
+ 90%	2.75%		90.34%
+ 80%	2.75%		80.34%
+ 70%	2.75%		70.34%
+ 60%	2.75%		60.34%
+ 50%	2.75%		50.34%
+ 40%	2.75%		40.34%
+ 30%	2.75%		30.34%
+ 20%	2.75%		20.34%
+ 10%	2.75%		10.34%
+ 5%	2.75%		5.34%

0%	2.75%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-4.66%
- 10%	2.75%	-7.25%	-9.66%
- 20%	2.75%	-17.25%	-19.66%
- 30%	2.75%	-27.25%	-29.66%
- 40%	N/A	-37.25%	-39.66%
- 50%	N/A	-47.25%	-49.66%
- 60%	N/A	-57.25%	-59.66%
- 70%	N/A	-67.25%	-69.66%
- 80%	N/A	-77.25%	-79.66%
- 90%	N/A	-87.25%	-89.66%
- 100%	N/A	-97.25%	-99.66%

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
December 31, 2009	$27.78	$20.62	$26.78
March 31, 2010	$28.61	$21.66	$24.61
June 25, 2010*	$29.25	$20.50	$24.59

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $24.59

Protection level: 75.00%

Protection price: $18.44

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.666938

Coupon: 9.40% per annum

Maturity: September 30, 2010

Dividend yield: 0.83% per annum

Coupon amount per monthly: $7.83

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.35%		100.21%
+ 90%	2.35%		90.21%
+ 80%	2.35%		80.21%
+ 70%	2.35%		70.21%
+ 60%	2.35%		60.21%
+ 50%	2.35%		50.21%
+ 40%	2.35%		40.21%
+ 30%	2.35%		30.21%
+ 20%	2.35%		20.21%
+ 10%	2.35%		10.21%
+ 5%	2.35%		5.21%

0%	2.35%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.35%	-2.65%	-4.79%
- 10%	2.35%	-7.65%	-9.79%
- 20%	2.35%	-17.65%	-19.79%
- 30%	N/A	-27.65%	-29.79%
- 40%	N/A	-37.65%	-39.79%
- 50%	N/A	-47.65%	-49.79%
- 60%	N/A	-57.65%	-59.79%
- 70%	N/A	-67.65%	-69.79%
- 80%	N/A	-77.65%	-79.79%
- 90%	N/A	-87.65%	-89.79%
- 100%	N/A	-97.65%	-99.79%

Invesco Ltd.

According to publicly available information, Invesco Ltd. (the “Company”) is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. The Company provides a comprehensive array of enduring investment products for retail, institutional and high-net-worth clients around the world. The Company operates in 20 countries and as of December 31, 2009, it has $423.1 billion in assets under management.

The Company is organized under the law of Bermuda.

The linked share’s SEC file number is 001-13908.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$15.90	$12.05	$13.90
September 30, 2004	$13.91	$9.62	$10.97
December 31, 2004	$12.81	$10.09	$12.56
March 31, 2005	$14.15	$11.66	$12.68
June 30, 2005	$13.17	$11.15	$12.01
September 30, 2005	$15.68	$12.01	$13.03
December 30, 2005	$15.92	$11.47	$15.39
March 31, 2006	$20.53	$15.46	$18.86
June 30, 2006	$23.10	$16.62	$18.49
September 29, 2006	$22.09	$16.67	$21.92
December 29, 2006	$25.04	$21.10	$24.65
March 30, 2007	$26.03	$20.35	$22.10
June 29, 2007	$26.52	$22.03	$25.85
September 28, 2007	$27.65	$21.09	$27.30
December 31, 2007	$32.21	$24.91	$31.38
March 31, 2008	$31.37	$19.84	$24.36
June 30, 2008	$29.00	$22.16	$23.98
September 30, 2008	$28.10	$19.05	$20.98
December 31, 2008	$22.99	$8.35	$14.44
March 31, 2009	$15.27	$9.33	$13.86
June 30, 2009	$18.73	$13.45	$17.82
September 30, 2009	$23.39	$15.41	$22.76
December 31, 2009	$24.07	$20.04	$23.49
March 31, 2010	$23.70	$17.75	$21.91
June 25, 2010*	$23.88	$17.02	$18.48

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IVZ

Initial price: $18.48

Protection level: 75.00%

Protection price: $13.86

Physical delivery amount: 54 ($1,000/Initial price)

Fractional shares: 0.112554

Coupon: 10.50% per annum

Maturity: September 30, 2010

Dividend yield: 2.29% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.625%		100.57%
+ 90%	2.625%		90.57%
+ 80%	2.625%		80.57%
+ 70%	2.625%		70.57%
+ 60%	2.625%		60.57%
+ 50%	2.625%		50.57%
+ 40%	2.625%		40.57%
+ 30%	2.625%		30.57%
+ 20%	2.625%		20.57%
+ 10%	2.625%		10.57%
+ 5%	2.625%		5.57%

0%	2.625%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.625%	-2.375%	-4.43%
- 10%	2.625%	-7.375%	-9.43%
- 20%	2.625%	-17.375%	-19.43%
- 30%	N/A	-27.375%	-29.43%
- 40%	N/A	-37.375%	-39.43%
- 50%	N/A	-47.375%	-49.43%
- 60%	N/A	-57.375%	-59.43%
- 70%	N/A	-67.375%	-69.43%
- 80%	N/A	-77.375%	-79.43%
- 90%	N/A	-87.375%	-89.43%
- 100%	N/A	-97.375%	-99.43%

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, they sell a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains their principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2009, the Company had consolidated assets of $177.4 billion and consolidated stockholders’ equity of $11.7 billion.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 31, 2009	$28.09	$21.99	$24.88
March 31, 2010	$30.74	$22.52	$30.70
June 25, 2010*	$33.55	$23.87	$27.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $27.07

Protection level: 70.00%

Protection price: $18.95

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.941263

Coupon: 9.00% per annum

Maturity: September 30, 2010

Dividend yield: 0.15% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.25%		100.04%
+ 90%	2.25%		90.04%
+ 80%	2.25%		80.04%
+ 70%	2.25%		70.04%
+ 60%	2.25%		60.04%
+ 50%	2.25%		50.04%
+ 40%	2.25%		40.04%
+ 30%	2.25%		30.04%
+ 20%	2.25%		20.04%
+ 10%	2.25%		10.04%
+ 5%	2.25%		5.04%

0%	2.25%		0.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.25%	-2.75%	-4.96%
- 10%	2.25%	-7.75%	-9.96%
- 20%	2.25%	-17.75%	-19.96%
- 30%	2.25%	-27.75%	-29.96%
- 40%	N/A	-37.75%	-39.96%
- 50%	N/A	-47.75%	-49.96%
- 60%	N/A	-57.75%	-59.96%
- 70%	N/A	-67.75%	-69.96%
- 80%	N/A	-77.75%	-79.96%
- 90%	N/A	-87.75%	-89.96%
- 100%	N/A	-97.75%	-99.96%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 25, 2010*	$47.75	$36.70	$41.01

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $41.01

Protection level: 75.00%

Protection price: $30.76

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.384297

Coupon: 8.00% per annum

Maturity: September 30, 2010

Dividend yield: 1.83% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.00%		100.46%
+ 90%	2.00%		90.46%
+ 80%	2.00%		80.46%
+ 70%	2.00%		70.46%
+ 60%	2.00%		60.46%
+ 50%	2.00%		50.46%
+ 40%	2.00%		40.46%
+ 30%	2.00%		30.46%
+ 20%	2.00%		20.46%
+ 10%	2.00%		10.46%
+ 5%	2.00%		5.46%

0%	2.00%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.00%	-3.00%	-4.54%
- 10%	2.00%	-8.00%	-9.54%
- 20%	2.00%	-18.00%	-19.54%
- 30%	N/A	-28.00%	-29.54%
- 40%	N/A	-38.00%	-39.54%
- 50%	N/A	-48.00%	-49.54%
- 60%	N/A	-58.00%	-59.54%
- 70%	N/A	-68.00%	-69.54%
- 80%	N/A	-78.00%	-79.54%
- 90%	N/A	-88.00%	-89.54%
- 100%	N/A	-98.00%	-99.54%

NCR Corporation

According to publicly available information, NCR Corporation (the “Company”) is a global technology company that provides innovative products and services to help businesses build stronger relationships with their customers. The Company was originally incorporated in 1884.

As of December 31, 2009, the Company had approximately 21,500 employees and contractors.

The linked share’s SEC file number is 001-00395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$11.91	$10.48	$11.81
September 30, 2004	$12.50	$10.01	$11.81
December 31, 2004	$16.81	$11.52	$16.49
March 31, 2005	$18.98	$14.91	$16.07
June 30, 2005	$18.15	$15.42	$16.73
September 30, 2005	$17.51	$14.01	$15.20
December 30, 2005	$16.73	$13.86	$16.17
March 31, 2006	$20.38	$16.00	$19.90
June 30, 2006	$21.17	$16.22	$17.45
September 29, 2006	$18.86	$15.07	$18.80
December 29, 2006	$21.31	$18.13	$20.37
March 30, 2007	$23.49	$20.17	$22.75
June 29, 2007	$25.93	$22.36	$25.03
September 28, 2007	$26.68	$21.67	$23.72
December 31, 2007	$28.87	$22.56	$25.10
March 31, 2008	$25.08	$19.25	$22.83
June 30, 2008	$27.69	$22.99	$25.20
September 30, 2008	$28.09	$20.72	$22.05
December 31, 2008	$22.14	$12.24	$14.14
March 31, 2009	$15.23	$6.62	$7.95
June 30, 2009	$13.02	$7.75	$11.83
September 30, 2009	$14.35	$10.65	$13.82
December 31, 2009	$13.83	$9.18	$11.13
March 31, 2010	$14.30	$11.11	$13.80
June 25, 2010*	$15.99	$11.36	$12.96

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NCR

Initial price: $12.96

Protection level: 75.00%

Protection price: $9.72

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.160494

Coupon: 7.70% per annum

Maturity: September 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	1.925%		100.00%
+ 90%	1.925%		90.00%
+ 80%	1.925%		80.00%
+ 70%	1.925%		70.00%
+ 60%	1.925%		60.00%
+ 50%	1.925%		50.00%
+ 40%	1.925%		40.00%
+ 30%	1.925%		30.00%
+ 20%	1.925%		20.00%
+ 10%	1.925%		10.00%
+ 5%	1.925%		5.00%

0%	1.925%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	1.925%	-3.075%	-5.00%
- 10%	1.925%	-8.075%	-10.00%
- 20%	1.925%	-18.075%	-20.00%
- 30%	N/A	-28.075%	-30.00%
- 40%	N/A	-38.075%	-40.00%
- 50%	N/A	-48.075%	-50.00%
- 60%	N/A	-58.075%	-60.00%
- 70%	N/A	-68.075%	-70.00%
- 80%	N/A	-78.075%	-80.00%
- 90%	N/A	-88.075%	-90.00%
- 100%	N/A	-98.075%	-100.00%

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (the “Company”) engages in developing programmable graphics processor technologies. As of December 31, 2009, the Company’s products are designed to generate realistic, interactive graphics on consumer and professional computing devices. The Company serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla products. The Company has four major product-line operating segments: the GPU Business, the professional solutions business, or PSB, the media and communications processor, or MCP, business, and the consumer products business, or CPB.

The Company was incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Its headquarter facilities are in Santa Clara, California. Its Internet address is www.nvidia.com.

The linked share’s SEC file number is 000-23985.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.12	$6.43	$6.83
September 30, 2004	$6.91	$3.10	$4.84
December 31, 2004	$8.32	$4.36	$7.85
March 31, 2005	$9.86	$6.82	$7.92
June 30, 2005	$9.80	$6.97	$8.91
September 30, 2005	$11.53	$8.48	$11.43
December 30, 2005	$12.83	$10.17	$12.19
March 31, 2006	$19.41	$12.22	$19.09
June 30, 2006	$21.25	$12.75	$14.19
September 29, 2006	$20.83	$11.45	$19.73
December 29, 2006	$25.97	$18.45	$24.67
March 30, 2007	$25.01	$18.69	$19.19
June 29, 2007	$29.25	$18.85	$27.54
September 28, 2007	$37.20	$27.00	$36.24
December 31, 2007	$39.67	$29.11	$34.02
March 31, 2008	$34.14	$17.31	$19.79
June 30, 2008	$25.35	$17.61	$18.72
September 30, 2008	$18.78	$8.81	$10.71
December 31, 2008	$10.74	$5.75	$8.07
March 31, 2009	$10.70	$7.09	$9.86
June 30, 2009	$12.39	$8.33	$11.29
September 30, 2009	$16.57	$9.72	$15.03
December 31, 2009	$18.94	$11.56	$18.68
March 31, 2010	$18.95	$15.15	$17.38
June 25, 2010*	$18.12	$10.87	$11.08

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NVDA

Initial price: $11.08

Protection level: 80.00%

Protection price: $8.86

Physical delivery amount: 90 ($1,000/Initial price)

Fractional shares: 0.252708

Coupon: 9.50% per annum

Maturity: September 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.375%		100.00%
+ 90%	2.375%		90.00%
+ 80%	2.375%		80.00%
+ 70%	2.375%		70.00%
+ 60%	2.375%		60.00%
+ 50%	2.375%		50.00%
+ 40%	2.375%		40.00%
+ 30%	2.375%		30.00%
+ 20%	2.375%		20.00%
+ 10%	2.375%		10.00%
+ 5%	2.375%		5.00%

0%	2.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.375%	-2.625%	-5.00%
- 10%	2.375%	-7.625%	-10.00%
- 20%	2.375%	-17.625%	-20.00%
- 30%	N/A	-27.625%	-30.00%
- 40%	N/A	-37.625%	-40.00%
- 50%	N/A	-47.625%	-50.00%
- 60%	N/A	-57.625%	-60.00%
- 70%	N/A	-67.625%	-70.00%
- 80%	N/A	-77.625%	-80.00%
- 90%	N/A	-87.625%	-90.00%
- 100%	N/A	-97.625%	-100.00%

News Corporation

According to publicly available information, News Corporation (the “Company”) is a diversified global media company with operations in the following eight industry segments: (i) Filmed Entertainment; (ii) Television; (iii) Cable Network Programming; (iv) Direct Broadcast Satellite Television; (v) Magazines and Inserts; (vi) Newspapers and Information Services; (vii) Book Publishing; and (viii) Other. The activities of the Company are conducted principally in the United States, the United Kingdom, Continental Europe, Australia, Asia and Latin America.

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. At June 30, 2009, the Company had approximately 55,000 full-time employees.

The SEC file number of the linked share (Class A Common Stock) is 001-32352.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.32	$17.34	$17.71
September 30, 2004	$17.97	$15.31	$16.44
December 31, 2004	$19.27	$15.49	$19.20
March 31, 2005	$19.41	$16.76	$17.61
June 30, 2005	$18.01	$15.61	$16.86
September 30, 2005	$18.18	$16.00	$16.50
December 30, 2005	$17.14	$14.76	$16.61
March 31, 2006	$17.96	$16.21	$17.56
June 30, 2006	$20.57	$17.61	$20.18
September 29, 2006	$20.82	$18.96	$20.64
December 29, 2006	$22.95	$20.26	$22.26
March 30, 2007	$25.78	$22.11	$24.47
June 29, 2007	$25.62	$22.03	$22.94
September 28, 2007	$24.75	$19.68	$23.39
December 31, 2007	$24.95	$20.40	$21.25
March 31, 2008	$21.19	$17.84	$19.04
June 30, 2008	$20.29	$15.25	$15.35
September 30, 2008	$15.54	$11.79	$12.15
December 31, 2008	$9.14	$8.00	$9.09
March 31, 2009	$10.00	$4.95	$6.62
June 30, 2009	$10.71	$6.44	$9.11
September 30, 2009	$12.58	$7.94	$11.99
December 31, 2009	$14.00	$11.11	$13.69
March 31, 2010	$14.80	$12.36	$14.41
June 25, 2010*	$16.42	$12.22	$12.56

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.
**	In respect of the quarterly periods set forth above from the period ending June 30, 2004 up to and including the period ending September 30, 2008, the high, low and closing prices were those quoted on New York Stock Exchange. In respect of the period starting from September 30, 2008 and ending June 25, 2010, the high, low and closing prices were those quoted on NASDAQ.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NWSA

Initial price: $12.56

Protection level: 80.00%

Protection price: $10.05

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.617834

Coupon: 9.00% per annum

Maturity: September 30, 2010

Dividend yield: 1.07% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.25%		100.27%
+ 90%	2.25%		90.27%
+ 80%	2.25%		80.27%
+ 70%	2.25%		70.27%
+ 60%	2.25%		60.27%
+ 50%	2.25%		50.27%
+ 40%	2.25%		40.27%
+ 30%	2.25%		30.27%
+ 20%	2.25%		20.27%
+ 10%	2.25%		10.27%
+ 5%	2.25%		5.27%

0%	2.25%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.25%	-2.75%	-4.73%
- 10%	2.25%	-7.75%	-9.73%
- 20%	2.25%	-17.75%	-19.73%
- 30%	N/A	-27.75%	-29.73%
- 40%	N/A	-37.75%	-39.73%
- 50%	N/A	-47.75%	-49.73%
- 60%	N/A	-57.75%	-59.73%
- 70%	N/A	-67.75%	-69.73%
- 80%	N/A	-77.75%	-79.73%
- 90%	N/A	-87.75%	-89.73%
- 100%	N/A	-97.75%	-99.73%

Prudential Financial, Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $667 billion of assets under management as of December 31, 2009. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.70	$40.14	$46.47
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 31, 2009	$52.95	$43.41	$49.76
March 31, 2010	$60.52	$46.35	$60.50
June 25, 2010*	$66.80	$52.42	$57.55

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $57.55

Protection level: 80.00%

Protection price: $46.04

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.376195

Coupon: 9.00% per annum

Maturity: September 30, 2010

Dividend yield: 1.22% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.25%		100.31%
+ 90%	2.25%		90.31%
+ 80%	2.25%		80.31%
+ 70%	2.25%		70.31%
+ 60%	2.25%		60.31%
+ 50%	2.25%		50.31%
+ 40%	2.25%		40.31%
+ 30%	2.25%		30.31%
+ 20%	2.25%		20.31%
+ 10%	2.25%		10.31%
+ 5%	2.25%		5.31%

0%	2.25%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.25%	-2.75%	-4.69%
- 10%	2.25%	-7.75%	-9.69%
- 20%	2.25%	-17.75%	-19.69%
- 30%	N/A	-27.75%	-29.69%
- 40%	N/A	-37.75%	-39.69%
- 50%	N/A	-47.75%	-49.69%
- 60%	N/A	-57.75%	-59.69%
- 70%	N/A	-67.75%	-69.69%
- 80%	N/A	-77.75%	-79.69%
- 90%	N/A	-87.75%	-89.69%
- 100%	N/A	-97.75%	-99.69%

Saks Incorporated

According to publicly available information, Saks Incorporated (the “Company”) is a Tennessee corporation first incorporated in 1919. The Company is primarily a fashion retail organization offering a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts. The Company’s stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls.

As of January 30, 2010, the Company employed approximately 12,400 associates, of which approximately 22% were employed on a part-time basis.

The linked share’s SEC file number is 001-13113.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.92	$13.70	$15.00
September 30, 2004	$15.01	$11.67	$12.05
December 31, 2004	$15.00	$11.71	$14.51
March 31, 2005	$18.20	$13.41	$18.05
June 30, 2005	$19.27	$16.46	$18.97
September 30, 2005	$24.58	$17.76	$18.50
December 30, 2005	$18.88	$15.73	$16.86
March 31, 2006	$20.48	$16.45	$19.30
June 30, 2006	$20.59	$15.04	$16.17
September 29, 2006	$17.47	$14.10	$17.28
December 29, 2006	$21.00	$16.46	$17.82
March 30, 2007	$21.17	$17.43	$20.84
June 29, 2007	$23.25	$19.00	$21.35
September 28, 2007	$22.05	$14.38	$17.15
December 31, 2007	$22.78	$16.99	$20.76
March 31, 2008	$20.98	$11.04	$12.47
June 30, 2008	$14.55	$10.90	$10.98
September 30, 2008	$12.30	$8.31	$9.25
December 31, 2008	$9.25	$2.68	$4.38
March 31, 2009	$5.05	$1.50	$1.87
June 30, 2009	$5.40	$1.75	$4.43
September 30, 2009	$7.44	$3.90	$6.82
December 31, 2009	$7.07	$5.37	$6.56
March 31, 2010	$9.57	$6.14	$8.60
June 25, 2010*	$10.65	$7.65	$8.23

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SKS

Initial price: $8.23

Protection level: 70.00%

Protection price: $5.76

Physical delivery amount: 121 ($1,000/Initial price)

Fractional shares: 0.506683

Coupon: 8.50% per annum

Maturity: September 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.125%		100.00%
+ 90%	2.125%		90.00%
+ 80%	2.125%		80.00%
+ 70%	2.125%		70.00%
+ 60%	2.125%		60.00%
+ 50%	2.125%		50.00%
+ 40%	2.125%		40.00%
+ 30%	2.125%		30.00%
+ 20%	2.125%		20.00%
+ 10%	2.125%		10.00%
+ 5%	2.125%		5.00%

0%	2.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.125%	-2.875%	-5.00%
- 10%	2.125%	-7.875%	-10.00%
- 20%	2.125%	-17.875%	-20.00%
- 30%	2.125%	-27.875%	-30.00%
- 40%	N/A	-37.875%	-40.00%
- 50%	N/A	-47.875%	-50.00%
- 60%	N/A	-57.875%	-60.00%
- 70%	N/A	-67.875%	-70.00%
- 80%	N/A	-77.875%	-80.00%
- 90%	N/A	-87.875%	-90.00%
- 100%	N/A	-97.875%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2009, the Company employed approximately 77,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
December 31, 2009	$71.10	$56.00	$65.09
March 31, 2010	$72.00	$59.43	$63.46
June 25, 2010*	$73.99	$51.67	$58.22

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $58.22

Protection level: 75.00%

Protection price: $43.67

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.176228

Coupon: 7.10% per annum

Maturity: September 30, 2010

Dividend yield: 1.47% per annum

Coupon amount per monthly: $5.92

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	1.775%		100.37%
+ 90%	1.775%		90.37%
+ 80%	1.775%		80.37%
+ 70%	1.775%		70.37%
+ 60%	1.775%		60.37%
+ 50%	1.775%		50.37%
+ 40%	1.775%		40.37%
+ 30%	1.775%		30.37%
+ 20%	1.775%		20.37%
+ 10%	1.775%		10.37%
+ 5%	1.775%		5.37%

0%	1.775%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	1.775%	-3.225%	-4.63%
- 10%	1.775%	-8.225%	-9.63%
- 20%	1.775%	-18.225%	-19.63%
- 30%	N/A	-28.225%	-29.63%
- 40%	N/A	-38.225%	-39.63%
- 50%	N/A	-48.225%	-49.63%
- 60%	N/A	-58.225%	-59.63%
- 70%	N/A	-68.225%	-69.63%
- 80%	N/A	-78.225%	-79.63%
- 90%	N/A	-88.225%	-89.63%
- 100%	N/A	-98.225%	-99.63%

Simon Property Group, Inc.

According to publicly available information, Simon Property Group, Inc. (the “Company”) is a real estate investment trust that engages in the ownership, development, and management of retail real estate properties. Its real estate properties consist primarily of regional malls, Premium Outlet centers, The Mills, and community/lifestyle centers. As of December 31, 2009, the company owned or held an interest in 320 income-producing properties in the United States, which consisted of 168 regional malls, 38 Premium Outlet centers, 67 community/lifestyle centers, 37 properties acquired in the Mills acquisition, and 10 other shopping centers or outlet centers in 41 states and Puerto Rico. The company also owns interests in 4 parcels of land held for future development in the United States; 51 European shopping centers located in France, Italy, and Poland; 6 Premium Outlet centers in Japan; 1 Premium Outlet center in Mexico; and 1 Premium Outlet center in South Korea. Simon Property Group, through a joint venture arrangement, owns a 32.5% interest in five shopping centers, which are under development in China. As a real estate investment trust, the company would not be subject to federal tax to the extent that it distributes at least 90% of its taxable income to its shareholders. Simon Property Group was founded in 1960 and is headquartered in Indianapolis, Indiana.

The linked share’s SEC file number is 1-14469.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$56.18	$42.39	$49.10
September 30, 2004	$54.20	$46.46	$51.21
December 31, 2004	$62.90	$51.04	$61.75
March 31, 2005	$62.64	$55.66	$57.85
June 30, 2005	$70.72	$56.62	$69.22
September 30, 2005	$77.32	$67.42	$70.78
December 30, 2005	$76.38	$62.78	$73.17
March 31, 2006	$84.49	$72.77	$80.34
June 30, 2006	$81.05	$72.71	$79.20
September 29, 2006	$88.18	$77.53	$86.53
December 29, 2006	$99.39	$85.70	$96.72
March 30, 2007	$118.37	$94.06	$106.23
June 29, 2007	$112.92	$87.01	$88.84
September 28, 2007	$98.35	$78.87	$95.49
December 31, 2007	$104.08	$81.63	$82.94
March 31, 2008	$92.31	$71.44	$88.72
June 30, 2008	$101.30	$85.21	$85.84
September 30, 2008	$100.26	$76.32	$92.62
December 31, 2008	$90.88	$32.27	$50.73
March 31, 2009	$51.77	$23.74	$33.87
June 30, 2009	$56.68	$31.83	$50.74
September 30, 2009	$75.50	$44.40	$68.99
December 31, 2009	$83.81	$63.79	$79.80
March 31, 2010	$86.63	$68.76	$83.90
June 25, 2010*	$93.58	$78.85	$86.52

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPG

Initial price: $86.52

Protection level: 85.00%

Protection price: $73.54

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.558021

Coupon: 9.80% per annum

Maturity: September 30, 2010

Dividend yield: 1.69% per annum

Coupon amount per monthly: $8.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.45%		100.42%
+ 90%	2.45%		90.42%
+ 80%	2.45%		80.42%
+ 70%	2.45%		70.42%
+ 60%	2.45%		60.42%
+ 50%	2.45%		50.42%
+ 40%	2.45%		40.42%
+ 30%	2.45%		30.42%
+ 20%	2.45%		20.42%
+ 10%	2.45%		10.42%
+ 5%	2.45%		5.42%

0%	2.45%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.45%	-2.55%	-4.58%
- 10%	2.45%	-7.55%	-9.58%
- 20%	N/A	-17.55%	-19.58%
- 30%	N/A	-27.55%	-29.58%
- 40%	N/A	-37.55%	-39.58%
- 50%	N/A	-47.55%	-49.58%
- 60%	N/A	-57.55%	-59.58%
- 70%	N/A	-67.55%	-69.58%
- 80%	N/A	-77.55%	-79.58%
- 90%	N/A	-87.55%	-89.58%
- 100%	N/A	-97.55%	-99.58%

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components and systems business segments.

The SEC file number of the linked share (Class A Common Stock) is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
March 31, 2010	$26.35	$17.83	$18.90
June 25, 2010*	$19.36	$10.11	$13.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $13.28

Protection level: 70.00%

Protection price: $9.30

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.301205

Coupon: 10.80% per annum

Maturity: September 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.70%		100.00%
+ 90%	2.70%		90.00%
+ 80%	2.70%		80.00%
+ 70%	2.70%		70.00%
+ 60%	2.70%		60.00%
+ 50%	2.70%		50.00%
+ 40%	2.70%		40.00%
+ 30%	2.70%		30.00%
+ 20%	2.70%		20.00%
+ 10%	2.70%		10.00%
+ 5%	2.70%		5.00%

0%	2.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.70%	-2.30%	-5.00%
- 10%	2.70%	-7.30%	-10.00%
- 20%	2.70%	-17.30%	-20.00%
- 30%	2.70%	-27.30%	-30.00%
- 40%	N/A	-37.30%	-40.00%
- 50%	N/A	-47.30%	-50.00%
- 60%	N/A	-57.30%	-60.00%
- 70%	N/A	-67.30%	-70.00%
- 80%	N/A	-77.30%	-80.00%
- 90%	N/A	-87.30%	-90.00%
- 100%	N/A	-97.30%	-100.00%

T. Rowe Price Group

According to publicly available information, T. Rowe Price Group (the “Company”) is a financial services holding company that derives its consolidated revenues and net income primarily from investment advisory services that its subsidiaries provide to individual and institutional investors in the sponsored T. Rowe Price mutual funds and other investment portfolios. The Company’s investment advisory revenues depend largely on the total value and composition of assets under management. Accordingly, fluctuations in financial markets and in the composition of assets under management impact revenues and results of operations.

As of December 31, 2009, the Company’s total assets under management is $391.3 billion.

The linked share’s SEC file number is: 033-07012-99.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$27.46	$23.07	$25.20
September 30, 2004	$26.22	$21.92	$25.47
December 31, 2004	$31.70	$24.42	$31.10
March 31, 2005	$31.75	$28.78	$29.69
June 30, 2005	$31.75	$27.10	$31.30
September 30, 2005	$34.02	$30.76	$32.65
December 30, 2005	$37.70	$30.11	$36.02
March 31, 2006	$39.91	$35.56	$39.11
June 30, 2006	$43.62	$35.45	$37.81
September 29, 2006	$48.08	$34.87	$47.85
December 29, 2006	$48.50	$42.53	$43.77
March 30, 2007	$50.30	$44.59	$47.19
June 29, 2007	$55.21	$46.82	$51.89
September 28, 2007	$57.44	$45.27	$55.69
December 31, 2007	$65.45	$53.46	$60.88
March 31, 2008	$60.40	$43.00	$50.00
June 30, 2008	$63.69	$49.96	$56.47
September 30, 2008	$70.20	$46.22	$53.71
December 31, 2008	$58.00	$24.27	$35.44
March 31, 2009	$37.77	$20.09	$28.86
June 30, 2009	$44.90	$27.47	$41.67
September 30, 2009	$49.15	$36.67	$45.70
December 31, 2009	$55.48	$43.05	$53.25
March 31, 2010	$56.25	$47.43	$54.93
June 25, 2010*	$59.44	$45.83	$47.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TROW

Initial price: $47.57

Protection level: 80.00%

Protection price: $38.06

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.021652

Coupon: 7.50% per annum

Maturity: September 30, 2010

Dividend yield: 2.20% per annum

Coupon amount per monthly: $6.25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	1.875%		100.55%
+ 90%	1.875%		90.55%
+ 80%	1.875%		80.55%
+ 70%	1.875%		70.55%
+ 60%	1.875%		60.55%
+ 50%	1.875%		50.55%
+ 40%	1.875%		40.55%
+ 30%	1.875%		30.55%
+ 20%	1.875%		20.55%
+ 10%	1.875%		10.55%
+ 5%	1.875%		5.55%

0%	1.875%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	1.875%	-3.125%	-4.45%
- 10%	1.875%	-8.125%	-9.45%
- 20%	1.875%	-18.125%	-19.45%
- 30%	N/A	-28.125%	-29.45%
- 40%	N/A	-38.125%	-39.45%
- 50%	N/A	-48.125%	-49.45%
- 60%	N/A	-58.125%	-59.45%
- 70%	N/A	-68.125%	-69.45%
- 80%	N/A	-78.125%	-79.45%
- 90%	N/A	-88.125%	-89.45%
- 100%	N/A	-98.125%	-99.45%

Tupperware Brands Corporation

According to publicly available information, Tupperware Brands Corporation (the “Company”) is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 2.4 million, as of December 26, 2009. The core of the Company’s product line consists of design-centric preparation, storage and serving solutions for the kitchen and home. As of December 26, 2009, the Company had approximately 1,800 distributors, 61,300 managers, and 1.3 million dealers worldwide.

The linked share’s SEC file number is 001-11657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.91	$17.05	$19.43
September 30, 2004	$19.74	$16.01	$16.98
December 31, 2004	$21.00	$16.36	$20.72
March 31, 2005	$21.42	$19.46	$20.36
June 30, 2005	$23.90	$19.51	$23.37
September 30, 2005	$24.68	$19.85	$22.78
December 30, 2005	$24.00	$20.58	$22.40
March 31, 2006	$23.60	$19.81	$20.59
June 30, 2006	$22.89	$19.01	$19.69
September 29, 2006	$20.04	$17.06	$19.46
December 29, 2006	$22.63	$19.30	$22.61
March 30, 2007	$25.19	$21.67	$24.93
June 29, 2007	$29.60	$24.52	$28.74
September 28, 2007	$33.35	$25.95	$31.49
December 31, 2007	$36.74	$31.04	$33.03
March 31, 2008	$39.46	$23.60	$38.68
June 30, 2008	$44.98	$32.90	$34.22
September 30, 2008	$41.33	$25.59	$27.63
December 31, 2008	$27.22	$14.63	$22.70
March 31, 2009	$24.72	$10.91	$16.99
June 30, 2009	$27.63	$16.46	$26.02
September 30, 2009	$40.94	$25.02	$39.92
December 31, 2009	$50.20	$37.55	$46.57
March 31, 2010	$49.90	$41.44	$48.22
June 25, 2010*	$54.15	$36.19	$40.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TUP

Initial price: $40.09

Protection level: 75.00%

Protection price: $30.07

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.943876

Coupon: 8.80% per annum

Maturity: September 30, 2010

Dividend yield: 2.40% per annum

Coupon amount per monthly: $7.33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.20%		100.60%
+ 90%	2.20%		90.60%
+ 80%	2.20%		80.60%
+ 70%	2.20%		70.60%
+ 60%	2.20%		60.60%
+ 50%	2.20%		50.60%
+ 40%	2.20%		40.60%
+ 30%	2.20%		30.60%
+ 20%	2.20%		20.60%
+ 10%	2.20%		10.60%
+ 5%	2.20%		5.60%

0%	2.20%		0.60%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.20%	-2.80%	-4.40%
- 10%	2.20%	-7.80%	-9.40%
- 20%	2.20%	-17.80%	-19.40%
- 30%	N/A	-27.80%	-29.40%
- 40%	N/A	-37.80%	-39.40%
- 50%	N/A	-47.80%	-49.40%
- 60%	N/A	-57.80%	-59.40%
- 70%	N/A	-67.80%	-69.40%
- 80%	N/A	-77.80%	-79.40%
- 90%	N/A	-87.80%	-89.40%
- 100%	N/A	-97.80%	-99.40%

Textron Inc.

According to publicly available information, Textron Inc. (the “Company”) is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services around the world. The Company was founded in 1923 and, as of December 31, 2009, has 32,000 employees worldwide.

The linked share’s SEC file number is 001-5480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$30.11	$25.97	$29.68
September 30, 2004	$33.06	$28.58	$32.14
December 31, 2004	$37.46	$31.09	$36.90
March 31, 2005	$40.36	$34.23	$37.31
June 30, 2005	$39.32	$34.80	$37.93
September 30, 2005	$39.50	$32.60	$35.86
December 30, 2005	$40.00	$34.41	$38.49
March 31, 2006	$47.50	$37.76	$46.70
June 30, 2006	$49.47	$41.12	$46.09
September 29, 2006	$46.82	$40.23	$43.75
December 29, 2006	$49.25	$43.22	$46.89
March 30, 2007	$49.40	$43.60	$44.90
June 29, 2007	$57.08	$44.86	$55.06
September 28, 2007	$63.36	$48.61	$62.21
December 31, 2007	$74.40	$61.96	$71.30
March 31, 2008	$69.48	$47.85	$55.42
June 30, 2008	$64.78	$47.03	$47.93
September 30, 2008	$49.74	$26.46	$29.28
December 31, 2008	$29.16	$10.28	$13.87
March 31, 2009	$16.52	$3.57	$5.74
June 30, 2009	$14.37	$5.42	$9.66
September 30, 2009	$20.98	$8.52	$18.98
December 31, 2009	$21.00	$17.39	$18.81
March 31, 2010	$23.46	$17.96	$21.23
June 25, 2010*	$25.30	$17.98	$19.31

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXT

Initial price: $19.31

Protection level: 75.00%

Protection price: $14.48

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.786639

Coupon: 10.30% per annum

Maturity: September 30, 2010

Dividend yield: 0.42% per annum

Coupon amount per monthly: $8.58

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.575%		100.11%
+ 90%	2.575%		90.11%
+ 80%	2.575%		80.11%
+ 70%	2.575%		70.11%
+ 60%	2.575%		60.11%
+ 50%	2.575%		50.11%
+ 40%	2.575%		40.11%
+ 30%	2.575%		30.11%
+ 20%	2.575%		20.11%
+ 10%	2.575%		10.11%
+ 5%	2.575%		5.11%

0%	2.575%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.575%	-2.425%	-4.89%
- 10%	2.575%	-7.425%	-9.89%
- 20%	2.575%	-17.425%	-19.89%
- 30%	N/A	-27.425%	-29.89%
- 40%	N/A	-37.425%	-39.89%
- 50%	N/A	-47.425%	-49.89%
- 60%	N/A	-57.425%	-59.89%
- 70%	N/A	-67.425%	-69.89%
- 80%	N/A	-77.425%	-79.89%
- 90%	N/A	-87.425%	-89.89%
- 100%	N/A	-97.425%	-99.89%

USG Corporation

According to publicly available information, USG Corporation (the “Company”) through its subsidiaries is a leading manufacturer and distributor of building materials. The Company produces a wide range of products for use in new residential, new nonresidential, and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. The Company’s operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings. As of December 31, 2009, the Company’s net sales of each accounted for approximately 47%, 35% and 18%, respectively.

The linked share’s SEC file number is 001-08864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$14.59	$9.52	$13.61
September 30, 2004	$15.37	$12.55	$14.11
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
December 29, 2006	$58.49	$46.00	$54.80
March 30, 2007	$58.74	$46.22	$46.68
June 29, 2007	$52.75	$45.43	$49.04
September 28, 2007	$50.11	$35.42	$37.55
December 31, 2007	$40.50	$34.70	$35.79
March 31, 2008	$38.38	$29.80	$36.82
June 30, 2008	$40.25	$29.48	$29.57
September 30, 2008	$32.93	$23.12	$25.60
December 31, 2008	$26.28	$5.50	$8.04
March 31, 2009	$12.47	$4.17	$7.61
June 30, 2009	$17.88	$7.17	$10.07
September 30, 2009	$19.88	$8.71	$17.18
December 31, 2009	$17.93	$12.45	$14.05
March 31, 2010	$17.63	$11.21	$17.16
June 25, 2010*	$25.59	$13.46	$14.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $14.07

Protection level: 70.00%

Protection price: $9.85

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.073205

Coupon: 16.25% per annum

Maturity: September 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.063%		100.00%
+ 90%	4.063%		90.00%
+ 80%	4.063%		80.00%
+ 70%	4.063%		70.00%
+ 60%	4.063%		60.00%
+ 50%	4.063%		50.00%
+ 40%	4.063%		40.00%
+ 30%	4.063%		30.00%
+ 20%	4.063%		20.00%
+ 10%	4.063%		10.00%
+ 5%	4.063%		5.00%

0%	4.063%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.063%	-0.937%	-5.00%
- 10%	4.063%	-5.937%	-10.00%
- 20%	4.063%	-15.937%	-20.00%
- 30%	4.063%	-25.937%	-30.00%
- 40%	N/A	-35.937%	-40.00%
- 50%	N/A	-45.937%	-50.00%
- 60%	N/A	-55.937%	-60.00%
- 70%	N/A	-65.937%	-70.00%
- 80%	N/A	-75.937%	-80.00%
- 90%	N/A	-85.937%	-90.00%
- 100%	N/A	-95.937%	-100.00%

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, metallurgical coke and other related products.

As of December 31, 2009, the Company and its subsidiaries employed approximately 2,100 people, of whom approximately 1,300 were hourly workers and 800 were salaried employees.

The linked share’s SEC file number is 001-13711.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$7.06	$5.82	$6.87
September 30, 2004	$8.15	$6.51	$8.08
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
March 31, 2010	$94.00	$63.60	$92.27
June 25, 2010*	$99.40	$64.82	$70.86

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $70.86

Protection level: 70.00%

Protection price: $49.60

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.112334

Coupon: 14.00% per annum

Maturity: September 30, 2010

Dividend yield: 0.62% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.50%		100.16%
+ 90%	3.50%		90.16%
+ 80%	3.50%		80.16%
+ 70%	3.50%		70.16%
+ 60%	3.50%		60.16%
+ 50%	3.50%		50.16%
+ 40%	3.50%		40.16%
+ 30%	3.50%		30.16%
+ 20%	3.50%		20.16%
+ 10%	3.50%		10.16%
+ 5%	3.50%		5.16%

0%	3.50%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-4.84%
- 10%	3.50%	-6.50%	-9.84%
- 20%	3.50%	-16.50%	-19.84%
- 30%	3.50%	-26.50%	-29.84%
- 40%	N/A	-36.50%	-39.84%
- 50%	N/A	-46.50%	-49.84%
- 60%	N/A	-56.50%	-59.84%
- 70%	N/A	-66.50%	-69.84%
- 80%	N/A	-76.50%	-79.84%
- 90%	N/A	-86.50%	-89.84%
- 100%	N/A	-96.50%	-99.84%

Williams-Sonoma, Inc.

According to publicly available information, Williams-Sonoma, Inc. (the “Company”) is a specialty retailer of products for the home. The retail segment of the Company’s business sells its products through its six retail store concepts (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Hold Everything, West Elm and Williams-Sonoma Home). The direct-to-customer segment of its business sells similar products through its eight direct-mail catalogs (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Hold Everything, West Elm and Williams-Sonoma Home) and six e-commerce websites (williams-sonoma.com, potterybarn.com, potterybarnkids.com, pbteen.com, westelm.com and holdeverything.com). As of January 31, 2010, the Company operated 610 stores in 44 states, Washington, D.C., Canada and Puerto Rico.

The Company was founded in 1956 by Charles E. Williams, currently a Director Emeritus, with the opening of its first store in Sonoma, California.

The linked share’s SEC file number is 001-14077.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$34.60	$28.48	$32.96
September 30, 2004	$37.76	$29.45	$37.55
December 31, 2004	$41.72	$34.74	$35.04
March 31, 2005	$37.49	$33.15	$36.75
June 30, 2005	$41.68	$32.75	$39.57
September 30, 2005	$45.03	$36.10	$38.35
December 30, 2005	$45.05	$35.43	$43.15
March 31, 2006	$45.14	$38.10	$42.40
June 30, 2006	$44.43	$33.49	$34.05
September 29, 2006	$35.00	$28.29	$32.39
December 29, 2006	$35.66	$30.11	$31.44
March 30, 2007	$36.32	$30.43	$35.46
June 29, 2007	$36.94	$31.42	$31.58
September 28, 2007	$36.24	$28.43	$32.62
December 31, 2007	$33.69	$25.46	$25.90
March 31, 2008	$27.60	$19.30	$24.24
June 30, 2008	$28.19	$19.81	$19.84
September 30, 2008	$21.49	$15.23	$16.18
December 31, 2008	$16.28	$4.35	$7.86
March 31, 2009	$12.36	$6.58	$10.08
June 30, 2009	$14.87	$9.79	$11.87
September 30, 2009	$20.59	$10.37	$20.23
December 31, 2009	$22.49	$18.42	$20.78
March 31, 2010	$27.92	$18.43	$26.29
June 25, 2010*	$31.69	$24.77	$25.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WSM

Initial price: $25.09

Protection level: 75.00%

Protection price: $18.82

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.856517

Coupon: 11.60% per annum

Maturity: September 30, 2010

Dividend yield: 1.89% per annum

Coupon amount per monthly: $9.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.90%		100.47%
+ 90%	2.90%		90.47%
+ 80%	2.90%		80.47%
+ 70%	2.90%		70.47%
+ 60%	2.90%		60.47%
+ 50%	2.90%		50.47%
+ 40%	2.90%		40.47%
+ 30%	2.90%		30.47%
+ 20%	2.90%		20.47%
+ 10%	2.90%		10.47%
+ 5%	2.90%		5.47%

0%	2.90%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.90%	-2.10%	-4.53%
- 10%	2.90%	-7.10%	-9.53%
- 20%	2.90%	-17.10%	-19.53%
- 30%	N/A	-27.10%	-29.53%
- 40%	N/A	-37.10%	-39.53%
- 50%	N/A	-47.10%	-49.53%
- 60%	N/A	-57.10%	-59.53%
- 70%	N/A	-67.10%	-69.53%
- 80%	N/A	-77.10%	-79.53%
- 90%	N/A	-87.10%	-89.53%
- 100%	N/A	-97.10%	-99.53%

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 491 domestic branches as of December 31, 2009. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

The Company focuses on providing community banking services by continuously strengthening its core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. It operates eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer, and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour Automated Teller Machine (“ATM”) access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. We also offer wealth management services through a subsidiary, Contango Capital Advisors, Inc. (“Contango”), and online brokerage services through Zions Direct.

In addition to these core businesses, the Company has built specialized lines of business in capital markets, public finance, and certain financial technologies, and is also a leader in Small Business Administration (“SBA”) lending. Through its eight banking subsidiaries, the Company provides SBA 7(a) loans to small businesses throughout the United States and is also one of the largest providers of SBA 504 financing in the nation. The Company owns an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is one of the nation’s top originators of secondary market agricultural real estate mortgage loans through Farmer Mac. The Company is a leader in municipal finance advisory and underwriting services. The Company also controls four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Finally, the Company’s NetDeposit subsidiary is a leader in the provision of check imaging and clearing software.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$62.04	$54.09	$61.45
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
March 31, 2010	$23.85	$12.88	$21.82
June 25, 2010*	$30.20	$21.23	$23.82

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $23.82

Protection level: 70.00%

Protection price: $16.67

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.981528

Coupon: 13.40% per annum

Maturity: September 30, 2010

Dividend yield: 0.17% per annum

Coupon amount per monthly: $11.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.35%		100.04%
+ 90%	3.35%		90.04%
+ 80%	3.35%		80.04%
+ 70%	3.35%		70.04%
+ 60%	3.35%		60.04%
+ 50%	3.35%		50.04%
+ 40%	3.35%		40.04%
+ 30%	3.35%		30.04%
+ 20%	3.35%		20.04%
+ 10%	3.35%		10.04%
+ 5%	3.35%		5.04%

0%	3.35%		0.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.35%	-1.65%	-4.96%
- 10%	3.35%	-6.65%	-9.96%
- 20%	3.35%	-16.65%	-19.96%
- 30%	3.35%	-26.65%	-29.96%
- 40%	N/A	-36.65%	-39.96%
- 50%	N/A	-46.65%	-49.96%
- 60%	N/A	-56.65%	-59.96%
- 70%	N/A	-66.65%	-69.96%
- 80%	N/A	-76.65%	-79.96%
- 90%	N/A	-86.65%	-89.96%
- 100%	N/A	-96.65%	-99.96%